UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2011

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard

Suite 1400

McLean, VA 22102

(703) 287-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Admiral (Ret.) Eric T. Olson as a Director of the Company

On December 6, 2011, the Board of Directors of Iridium Communications Inc. (the “Company”) appointed Admiral (Ret.) Eric T. Olson as a director of the Company. Admiral Olson’s term will expire at the 2012 Annual Meeting of Stockholders. There is no arrangement or understanding between Admiral Olson and any other person pursuant to which he was selected as a director, and there is no family relationship between Admiral Olson and any of the Company’s other directors or executive officers.

Admiral (Ret.) Eric T. Olson. Admiral Olson retired from active military service in September 2011. Prior to his retirement, he served as the commander of the United States Special Operations Command (USSOCOM), headquartered at MacDill Air Force Base in Florida, which is responsible for the readiness of joint special operations missions worldwide. Prior to that, he led operational units within every component of the Naval Special Warfare community and served in senior positions within USSOCOM and the U.S. Navy staff. Admiral Olson graduated from the United States Naval Academy in 1973 and qualified as a Naval Special Warfare officer (Navy SEAL) in 1974. He earned a Master of Arts degree in national security affairs at the Naval Postgraduate School.

Admiral Olson will be compensated in accordance with the Company’s non-employee director compensation policy in effect from time to time. Based on the Company’s current policy, Admiral Olson will receive an annual retainer of $140,000 for serving on the Board. At the annual election of the director, the $140,000 retainer for serving on the Board may be paid entirely in stock options, restricted stock or restricted stock units (“RSUs”), or some combination of these instruments, and up to $50,000 in cash. Any cash component of the compensation is paid, and any equity component vests, on a quarterly basis. Until six months after the termination of the director’s service or upon a specified change in control of the Company, if it occurs earlier, the director may not sell any of these shares of restricted stock or stock acquired upon the exercise of these options and may not settle any of these RSUs. The Company will also reimburse Admiral Olson for reasonable out-of-pocket expenses incurred in attending meetings of the Board.

On December 6, 2011, the Company issued a press release announcing the appointment of Admiral Olson to the Board of Directors of the Company. A copy of this press release is filed as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release, dated December 6, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: December 6, 2011	By:	/s/ Thomas J. Fitzpatrick
		Name:	Thomas J. Fitzpatrick
		Title:	Chief Financial Officer